Exhibit 99.1

FOR IMMEDIATE RELEASE

January 30, 2017

For further information contact:

Craig L. Montanaro, President and Chief Executive Officer, or

Eric B. Heyer, Executive Vice President and Chief Financial Officer

Kearny Financial Corp.

(973) 244-4500

KEARNY FINANCIAL CORP.

REPORTS SECOND QUARTER 2017 OPERATING RESULTS

Fairfield, New Jersey, January 30, 2017 – Kearny Financial Corp. (NASDAQ GS: KRNY) (the “Company”), the holding company of Kearny Bank (the “Bank”), today reported net income for the quarter ended December 31, 2016 of $5.5 million, or $0.06 per basic and diluted share. The results represent an increase in net income of $797,000, or 17.0%, compared to net income of $4.7 million, or $0.05 per basic and diluted share, for the quarter ended September 30, 2016.

Overview

The Company continued to execute strategies during the second quarter of fiscal 2017 that were intended to grow and diversify its balance sheet while increasing earnings and prudently managing capital to promote long-term growth in shareholder value. These strategies resulted in several incremental balance sheet growth and diversification achievements that are included among the following noteworthy highlights for the quarter:

•	The Company’s aggregate loan portfolio, excluding loans held for sale and the allowance for loan losses, increased by $128.3 million, or 4.5%, to $2.97 billion, or 64.9% of total assets, at December 31, 2016 from $2.85 billion, or 62.9% of total assets, at September 30, 2016. This growth largely reflected the Company’s continued strategic focus on commercial loans, which increased by $156.5 million or 7.3% during the period.

•	Nonperforming loans decreased to $21.6 million, or 0.72% of total loans, at December 31, 2016 from $21.8 million, or 0.77% of total loans, at September 30, 2016.

•	The allowance for loan losses increased to $26.1 million at December 31, 2016 from $25.0 million at September 30, 2016, resulting in a “total loan coverage ratio”, representing the balance of the allowance for loan losses as a percentage of total loans, that was unchanged at 0.88% between comparative periods.

•	The “nonperforming loan coverage ratio”, representing the balance of the allowance for loan losses as a percentage of nonperforming loans, increased to 120.8% at December 31, 2016 from 114.5% at September 30, 2016.

•	The Company’s securities portfolio decreased by $38.4 million, or 3.1%, to $1.19 billion, or 25.9% of total assets, at December 31, 2016 from $1.23 billion, or 27.1% of total assets, at September 30, 2016. The decrease partly reflected the reinvestment of a significant portion of security cash flows into the loan portfolio while also reflecting decreases in the fair value of the available for sale portfolio due to an increase in interest rates during the period.

The decrease in the securities portfolio was partially offset by the Company’s purchase of $15.0 million in subordinated debt issued by a profitable, well capitalized New Jersey-based community bank during the quarter ended December 31, 2016. The subordinated notes, which were acquired through a privately negotiated transaction, have a maturity date of December 22, 2026 and bear interest at the rate of 5.75% per annum, payable quarterly, for the first five years of the term, and then at a variable rate that will reset quarterly to a level equal to the then current 3-month LIBOR plus 350 basis points over the remainder of the term. The notes are redeemable after five years subject to satisfaction of certain conditions. The indebtedness evidenced by the subordinated notes, including principal and interest, is unsecured and subordinate and junior to the issuer’s general and secured creditors and depositors.

•	The balance of cash and cash equivalents decreased by $35.6 million to $37.0 million at December 31, 2016 from $72.6 million at September 30, 2016. The decrease in cash and equivalents largely reflected the reallocation of interest-earning cash and equivalents into comparatively higher-yielding assets in the loan portfolio. Such reallocation contributed significantly to a $133.5 million decrease in the average balance of other interest-earning assets to $71.1 million for the quarter ended December 31, 2016 from $204.6 million for the quarter ended September 30, 2016. Other interest-earning assets generally include the balance of interest-earning cash deposits held in other banks coupled with the balance of the Bank’s mandatory investment in the capital stock of the Federal Home Loan Bank of New York.

•	The Company’s total deposits increased by $12.1 million to $2.75 billion at December 31, 2016, from $2.73 billion at September 30, 2016. The growth in deposits during the second quarter included a $22.8 million increase in interest-bearing deposits that was partially offset by a decrease in non-interest-bearing deposits of $10.8 million. The decrease in non-interest-bearing deposits generally reflected day-to-day fluctuations in the balance of such deposits, as average balances increased by $2.0 million between comparative periods.

•	The Company’s total assets increased by $62.0 million to $4.59 billion at December 31, 2016 from $4.52 billion at September 30, 2016.

•	The Company’s stockholders’ equity decreased by $4.9 million to $1.11 billion at December 31, 2016 from $1.12 billion at September 30, 2016. The decrease partly reflected the return of capital to shareholders through share repurchases and cash dividends during the quarter ended December 31, 2016. These decreases were partially offset by net income earned for the period coupled with a net increase in accumulated other comprehensive income reflecting an increase in the fair value of the Company’s derivatives portfolio that more than offset the noted decrease in the fair value of its available for sale securities.

At December 31, 2016, the Company’s total consolidated equity to assets ratio was 24.31% while the Bank’s total consolidated equity to assets ratio was 17.91%. The Company’s and Bank’s capital ratios at December 31, 2016 were well in excess of the levels required by federal banking regulators to be classified “well-capitalized” under regulatory guidelines.

As highlighted below, the noted balance sheet growth, reinvestment and reallocation achievements more than offset the adverse effects on net interest income that resulted from the downward pressure on net interest margin arising from low market interest rates and a generally flat yield curve:

•	The Company’s net interest income increased $1.6 million, or 6.6%, to $25.6 million for the quarter ended December 31, 2016 from $24.0 million for the quarter ended September 30, 2016.

•	The Company’s net interest margin increased 13 basis points to 2.45% for the quarter ended December 31, 2016 from 2.32% for the quarter ended September 30, 2016 while the net interest rate spread increased by 16 basis points to 2.18% from 2.02% for those same comparative periods, respectively.

The levels of the Company’s charge offs and provision for loan losses continued to reflect strong asset quality metrics:

•	The Company recognized net charge offs totaling approximately $198,000 reflecting an annualized charge off rate of 0.03% on the average balance of total loans for the quarter ended December 31, 2016. By comparison, the Company’s net charge offs totaled approximately $354,000 for the quarter ended September 30, 2016, reflecting an annualized charge off rate of 0.05%.

•	The Company’s provision for loan losses totaled $1.3 million for the quarter ended December 31, 2016 compared to $1.1 million for the quarter ended September 30, 2016. The provisions for both periods largely reflected the overall growth in the performing portion of the loan portfolio which is collectively evaluated for impairment using historical and environmental loss factors. In addition to updating the historical loss factors for the trend of decreasing charge offs, environmental loss factors were also updated during the quarter ended December 31, 2016 to reflect the increased concentration and decreased seasoning in the Company’s multi-family loan sectors.

The strategies executed by the Company during the second quarter of fiscal 2017 also served to strengthen and diversify its sources of non-interest income, as highlighted below:

•	Gains on sale of residential mortgage loans increased to $297,000 for the quarter ended December 31, 2016 compared to $112,000 for the quarter ended September 30, 2016, which largely reflected an increase in the volume of loans originated and sold between comparative periods. In addition to bolstering non-interest income, the Company’s mortgage banking strategy is expected to help manage its exposure to interest rate risk.

•	Gains on sale of SBA loans originated totaled $162,000 for the quarter ended December 31, 2016 compared to $188,000 for the quarter ended September 30, 2016, reflecting a slight decrease in the balance of SBA loans originated and sold between comparative periods.

The Company continues to evaluate and implement operating tactics and strategies designed to improve operating practices, policies and procedures while making more efficient and effective use of its supporting infrastructure, including human resources, facilities and information technology systems. As highlighted below, these tactics have enabled the Company to generally improve operating efficiency and defray a portion of the compensation costs associated with its recently implemented equity incentive plans:

•	The Company’s operating efficiency ratio decreased (improved) to 66.7% for the quarter ended December 31, 2016 compared to 70.0% for the prior quarter ended September 30, 2016.

•	The Company reduced its number of full time equivalent (“FTE”) employees by eight during the latest quarter to 434 at December 31, 2016 from 442 at September 30, 2016 with the reduction in FTE count arising largely through attrition.

•	The Company’s ratio of non-interest expense to average assets totaled 1.71% for the quarter ended December 31, 2016 compared to 1.66% for the prior quarter ended September 30, 2016. The increase in the non-interest expense ratio largely reflected the recognition of additional costs associated with the granting of benefits to employees and directors under the terms of the Company’s 2016 Equity Incentive Plan approved by shareholders in October 2016.

Specifically, the noted grants comprised 1,387,390 shares of restricted stock and 3,290,000 stock options issued on December 1, 2016 that will be earned and vested by plan participants over a five-year period with the vesting of certain restricted stock benefits further subject to “performance-based” metrics. The noted shares of restricted stock were issued from authorized shares during the quarter ended December 31, 2016 and are included in the number of the Company’s outstanding shares reported as of that date.

Based on the Company’s closing stock price on the date of grant and other assumptions supporting the Company’s valuation of the stock options granted under a Black-Scholes calculation methodology, the Company expects the annual pre-tax cost of the grants issued on December 1, 2016 to total approximately $6.2 million with an annual “after-tax” estimated cost of $4.3 million. Given the grant date of

December 1, 2016, the Company recognized 8.33% (one-twelfth) or approximately $517,000 in pre-tax expense associated the with noted grants resulting in an “after-tax” charge to net income of approximately $356,000 during the quarter ended December 31, 2016. Beginning with the next quarter ending March 31, 2017, the ongoing quarterly “pre-tax” and “after-tax” expense associated with the noted grants is expected to total $1.6 million and $1.1 million, respectively.

Collectively, the factors noted above contributed to an increase in recurring operating earnings for the quarter ended December 31, 2016 compared to the prior quarter ended September 30, 2016 as highlighted below:

•	The Company’s return on average assets for the quarter ended December 31, 2016 totaled 0.48% compared to 0.41% for the prior quarter ended September 30, 2016.

•	The Company’s return on average equity for the quarter ended December 31, 2016 totaled 1.96% compared to 1.66% for the prior quarter ended September 30, 2016.

The earnings for the quarter ended December 31, 2016 augmented the Company’s stockholders’ equity, which continues to reflect the excess capital resulting from the second-step conversion and stock offering that was completed in fiscal 2015. As such, the Company continued to execute two key capital management strategies during the second quarter of fiscal 2017 to further support shareholder value:

•	The Company continued its payment of a regular quarterly cash dividend of $0.02 per share to stockholders during the quarter ended December 31, 2016. The Company is currently evaluating its dividend policies and practices, including the level of its regular quarterly cash dividend, in relation to its larger capital management and shareholder value objectives.

•	The Company continued to repurchase shares of its capital stock under the share repurchase program announced in May 2016 through which it authorized a repurchase of 9,352,809 shares, or 10%, of the Company’s outstanding shares. However, the volume of shares repurchased during the quarter ended December 31, 2016 decreased compared to prior quarters reflecting the significant increase in the Company’s share price during the period.

For the quarter ended December 31, 2016, the Company repurchased a total of 1,286,533 of its shares at an average cost of $14.55 per share compared to 2,746,290 shares repurchased during the prior quarter ended September 30, 2016 at an average cost of $13.04 per share. Through December 31, 2016, the Company has repurchased 5,739,005 shares, or 61.4% of the number authorized under the current program, at a total cost of $76.8 million and at an average cost of $13.38 per share.

The exhibits that follow this narrative begin with the presentation of a tabular Linked-Quarter Comparative Financial Analysis that supports the discussion above by presenting the Company’s financial condition and operating results for the quarter ended, December 31, 2016 compared to those for the prior quarter ended September 30, 2016. This analysis is followed by a tabular Five-Quarter Financial Trend Analysis that presents similar financial information, together with other financial highlights and performance metrics, over a consecutive five quarter look-back period that is intended to reflect the Company’s financial performance and strategic achievements over this extended period of time.

Statements contained in this news release that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by Kearny Financial Corp. with the Securities and Exchange Commission from time to time. The Company does not undertake and specifically disclaims any obligation to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

Linked-Quarter Comparative Financial Analysis

Summary Balance Sheet (Dollars in Thousands, Except Per Share Data, Unaudited)	At		Variance or Change	Variance or Change Pct.
	December 31, 2016	September 30, 2016
Assets
Cash and cash equivalents	$37,032	$72,593	$(35,561)	(49.0)
Securities available for sale	671,281	689,151	(17,870)	(2.6)
Securities held to maturity	517,819	538,319	(20,500)	(3.8)
Loans held-for-sale	6,686	4,489	2,197	48.9
Loans receivable, including yield adjustments	2,973,931	2,845,605	128,326	4.5
Less allowance for loan losses	(26,060)	(25,003)	(1,057)	4.2

Net loans receivable	2,947,871	2,820,602	127,269	4.5
Premises and equipment	38,341	38,125	216	0.6
Federal Home Loan Bank stock	34,525	31,601	2,924	9.3
Accrued interest receivable	11,809	11,666	143	1.2
Goodwill	108,591	108,591	—	—
Bank owned life insurance	178,656	177,334	1,322	0.7
Deferred income taxes, net	16,098	22,914	(6,816)	(29.7)
Other assets	16,599	7,896	8,703	110.2

Total assets	$4,585,308	$4,523,281	$62,027	1.4

Liabilities
Deposits	$2,746,017	$2,733,960	$12,057	0.4
Borrowings	701,849	633,389	68,460	10.8
Advance payments by borrowers for taxes	7,618	7,597	21	0.3
Other liabilities	15,172	28,801	(13,629)	(47.3)

Total liabilities	3,470,656	3,403,747	66,909	2.0

Stockholders’ Equity
Common stock	892	891	1	0.1
Paid-in capital	795,773	813,648	(17,875)	(2.2)
Retained earnings	357,540	353,763	3,777	1.1
Unearned ESOP shares	(35,508)	(35,995)	487	(1.4)
Accumulated other comprehensive loss, net	(4,045)	(12,773)	8,728	(68.3)

Total stockholders’ equity	1,114,652	1,119,534	(4,882)	(0.4)

Total liabilities and stockholders’ equity	$4,585,308	$4,523,281	62,027	1.4

Consolidated capital ratios
Equity to assets	24.31%	24.75%	-0.44%
Tangible equity to tangible assets	22.47%	22.89%	-0.42%

Share data
Outstanding shares (period end)	89,176	89,076	101	0.1
Equity per share	$12.50	$12.57	$(0.07)	(0.5)
Tangible equity per share (1)	$11.28	$11.34	$(0.06)	(0.5)

(1)	Tangible equity equals total stockholders’ equity reduced by goodwill and core deposit intangible assets

Summary Income Statement (Dollars and Shares in Thousands, Except Per Share Data, Unaudited)	For the three months ended		Variance or Change	Variance or Change Pct.
	December 31, 2016	September 30, 2016

Interest income
Loans	$27,407	$25,697	$1,710	6.7
Mortgage-backed securities	3,779	3,937	(158)	(4.0)
Debt securities:
Taxable	2,146	2,040	106	5.2
Tax-exempt	562	551	11	2.0
Other interest-earning assets	421	581	(160)	(27.5)

Total Interest Income	34,315	32,806	1,509	4.6

Interest expense
Deposits	5,410	5,361	49	0.9
Borrowings	3,289	3,424	(135)	(3.9)

Total interest expense	8,699	8,785	(86)	(1.0)

Net interest income	25,616	24,021	1,595	6.6
Provision for loan losses	1,255	1,129	126	11.2

Net interest income after provision for loan losses	24,361	22,892	1,469	6.4

Non-interest income
Fees and service charges	1,289	663	626	94.4
Gain on sale and call of securities	21	—	21	—
Gain on sale of loans	459	300	159	53.0
Gain (loss) on sale of real estate owned	12	(15)	27	(180.0)
Income from bank owned life insurance	1,321	1,319	2	0.2
Electronic banking fees and charges	270	283	(13)	(4.6)
Miscellaneous	74	79	(5)	(6.3)

Total non-interest income	3,446	2,629	817	31.1

Non-interest expense
Salaries and employee benefits	11,592	10,909	683	6.3
Net occupancy expense of premises	1,976	1,941	35	1.8
Equipment and systems	2,030	2,048	(18)	(0.9)
Advertising and marketing	387	549	(162)	(29.5)
Federal deposit insurance premium	339	305	34	11.1
Directors’ compensation	379	225	154	68.4
Miscellaneous	2,670	2,683	(13)	(0.5)

Total non-interest expense	19,373	18,660	713	3.8

Income before income taxes	8,434	6,861	1,573	22.9
Income taxes	2,970	2,194	776	35.4

Net income	$5,464	$4,667	797	17.1

Net income per common share (EPS)
Basic	$0.06	$0.05	$0.01
Diluted	$0.06	$0.05	$0.01

Dividends paid
Cash dividends paid per common share	$0.02	$0.02	$—
Cash dividends paid	$1,687	$1,710	$(23)
Dividend payout ratio	30.9%	36.6%	-5.77%

Weighted average number of common shares outstanding
Basic	85,174	86,246	(1,072)
Diluted	85,258	86,304	(1,046)

Average Balance Sheet Data (Dollars in Thousands, Unaudited)	For the three months ended		Variance or Change	Variance or Change Pct.
	December 31,	September 30,
	2016	2016
Assets
Interest-earning assets:
Loans receivable, including loans held for sale	$2,899,794	$2,697,096	$202,698	7.5
Mortgage-backed securities	673,569	695,876	(22,307)	(3.2)
Debt securities:				—
Tax-exempt	112,221	109,625	2,596	2.4
Taxable	419,966	442,233	(22,267)	(5.0)

Total debt securities	532,187	551,858	(19,671)	(3.6)
Other interest-earning assets	71,072	204,621	(133,549)	(65.3)

Total interest-earning assets	4,176,622	4,149,451	27,171	0.7
Non-interest-earning assets	351,458	359,514	(8,056)	(2.2)

Total assets	$4,528,080	$4,508,965	$19,115	0.4

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Deposits:
Interest-bearing demand	$761,765	$748,516	$13,249	1.8
Savings and club	518,225	515,615	2,610	0.5
Certificates of deposit	1,224,592	1,215,081	9,511	0.8

Total interest-bearing deposits	2,504,582	2,479,212	25,370	1.0
Borrowings:
Federal Home Loan Bank Advances	594,238	577,305	16,933	2.9
Other borrowings	35,273	33,530	1,743	5.2

Total borrowings	629,511	610,835	18,676	3.1

Total interest-bearing liabilities	3,134,093	3,090,047	44,046	1.4
Non-interest-bearing liabilities:
Non-interest-bearing deposits	245,928	243,964	1,964	0.8
Other non-interest-bearing liabilities	31,781	47,092	(15,311)	(32.5)

Total non-interest-bearing liabilities	277,709	291,056	(13,347)	(4.6)

Total liabilities	3,411,802	3,381,103	30,699	0.9
Stockholders’ equity	1,116,278	1,127,862	(11,584)	(1.0)

Total liabilities and stockholders’ equity	$4,528,080	$4,508,965	19,115	0.4

Average interest-earning assets to average interest-bearing liabilities	133.26%	134.28%	-1.02%	-0.8

Performance Ratio Highlights	For the three months ended		Variance or Change	Variance or Change Pct.
	December 31,	September 30,
	2016	2016
Average yield on interest-earning assets:
Loans receivable, including loans held for sale	3.78%	3.81%	-0.03%
Mortgage-backed securities	2.24%	2.26%	-0.02%
Debt securities:
Tax-exempt	2.00%	2.01%	-0.01%
Taxable	2.04%	1.85%	0.19%

Total debt securities	2.04%	1.88%	0.16%
Other interest-earning assets	2.37%	1.14%	1.23%

Total interest-earning assets	3.29%	3.16%	0.13%
Average cost of interest-bearing liabilities:
Deposits:
Interest-bearing demand	0.62%	0.63%	-0.01%
Savings and club	0.12%	0.15%	-0.03%
Certificates of deposit	1.33%	1.31%	0.02%

Total interest-bearing deposits	0.86%	0.87%	-0.01%
Borrowings:
Federal Home Loan Bank Advances	2.20%	2.35%	-0.15%
Other borrowings	0.29%	0.42%	-0.13%

Total borrowings	2.09%	2.24%	-0.15%

Total interest-bearing liabilities	1.11%	1.14%	-0.03%
Interest rate spread (1)	2.18%	2.02%	0.16%
Net interest margin (2)	2.45%	2.32%	0.13%
Non-interest income to average assets (annualized)	0.30%	0.23%	0.07%
Non-interest expense to average assets (annualized)	1.71%	1.66%	0.05%
Efficiency ratio (3)	66.66%	70.02%	-3.36%
Return on average assets (annualized)	0.48%	0.41%	0.07%
Return on average equity (annualized)	1.96%	1.66%	0.30%

(1)	Interest income divided by average interest-earning assets less interest expense divided by average interest-bearing liabilities
(2)	Net interest income divided by average interest-earning assets
(3)	Non-interest expense divided by the sum of net interest income and non-interest income

Five-Quarter Financial Trend Analysis

Summary Balance Sheet (Dollars in Thousands, Except Per Share Data, Unaudited)	At
	December 31,	September 30,	June 30,	March 31,	December 31,
	2016	2016	2016	2016	2015
Assets
Cash and cash equivalents	$37,032	$72,593	$199,200	$114,956	$112,864
Securities available for sale	671,281	689,151	673,537	685,787	721,432
Securities held to maturity	517,819	538,319	577,286	592,430	598,391
Loans held-for-sale	6,686	4,489	3,316	—	—
Loans receivable, including yield adjustments	2,973,931	2,845,605	2,673,987	2,720,069	2,601,750
Less allowance for loan losses	(26,060)	(25,003)	(24,229)	(23,010)	(20,514)

Net loans receivable	2,947,871	2,820,602	2,649,758	2,697,059	2,581,236
Premises and equipment	38,341	38,125	38,385	38,598	39,156
Federal Home Loan Bank stock	34,525	31,601	30,612	29,670	29,671
Accrued interest receivable	11,809	11,666	11,212	11,626	10,929
Goodwill	108,591	108,591	108,591	108,591	108,591
Bank owned life insurance	178,656	177,334	176,016	174,642	173,251
Deferred income taxes, net	16,098	22,914	25,973	27,340	23,252
Other assets	16,599	7,896	6,173	5,310	6,273

Total assets	$4,585,308	$4,523,281	$4,500,059	$4,486,009	$4,405,046

Liabilities
Deposits	$2,746,017	$2,733,960	$2,694,833	$2,660,773	$2,583,185
Borrowings	701,849	633,389	614,423	618,320	620,409
Advance payments by borrowers for taxes	7,618	7,597	7,906	8,141	8,037
Other liabilities	15,172	28,801	35,268	34,029	26,939

Total liabilities	3,470,656	3,403,747	3,352,430	3,321,263	3,238,570

Stockholders’ Equity
Common stock	892	891	918	935	935
Paid-in capital	795,773	813,648	849,173	871,156	870,912
Retained earnings	357,540	353,763	350,806	347,717	345,343
Unearned ESOP shares	(35,508)	(35,995)	(36,481)	(36,968)	(37,454)
Accumulated other comprehensive loss, net	(4,045)	(12,773)	(16,787)	(18,094)	(13,260)

Total stockholders’ equity	1,114,652	1,119,534	1,147,629	1,164,746	1,166,476

Total liabilities and stockholders’ equity	$4,585,308	$4,523,281	$4,500,059	$4,486,009	$4,405,046

Consolidated capital ratios
Equity to assets	24.31%	24.75%	25.50%	25.96%	26.48%
Tangible equity to tangible assets	22.47%	22.89%	23.65%	24.12%	24.61%

Share data
Outstanding shares (period end)	89,176	89,076	91,822	93,528	93,528
Equity per share	$12.50	$12.57	$12.50	$12.45	$12.47
Tangible equity per share (1)	$11.28	$11.34	$11.31	$11.29	$11.31

(1)	Tangible equity equals total stockholders’ equity reduced by goodwill and core deposit intangible assets

Supplemental Balance Sheet Highlights (Dollars in Thousands, Unaudited)	At
	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
Cash and cash equivalents
Cash and due from depository institutions	$17,541	$18,829	$21,328	$20,372	$21,440
Interest-bearing deposits in other banks	19,491	53,764	177,872	94,584	91,424

Total cash and cash equivalents	$37,032	$72,593	$199,200	$114,956	$112,864

Securities available for sale
Debt securities:
U.S. agency securities	$5,809	$6,172	$6,440	$6,724	$6,837
Municipal and state obligations	27,090	28,259	28,398	28,066	27,683
Asset-backed securities	121,445	84,065	82,625	84,396	84,179
Collateralized loan obligations	98,447	128,047	127,374	124,941	127,288
Corporate bonds	138,564	137,976	137,404	136,678	159,657
Trust preferred securities	8,101	7,968	7,669	7,263	7,851

Debt securities available for sale	399,456	392,487	389,910	388,068	413,495

Mortgage-backed securities:
Collateralized mortgage obligations	52,333	57,170	60,577	63,744	64,716
Residential pass-through securities	211,258	231,052	214,526	225,469	234,455
Commercial pass-through securities	8,234	8,442	8,524	8,506	8,766

Mortgage-backed securities	271,825	296,664	283,627	297,719	307,937

Total securities available for sale	$671,281	$689,151	$673,537	$685,787	$721,432

Securities held to maturity
Debt securities:
U.S. agency securities	$34,999	$59,995	$84,992	$84,990	$84,989
Municipal and state obligations	87,682	82,087	82,179	82,154	82,337
Subordinated debt	15,000	—	—	—	—

Debt securities held to maturity	137,681	142,082	167,171	167,144	167,326
Mortgage-backed securities:
Collateralized mortgage obligations	20,543	21,699	23,081	24,561	25,821
Residential pass-through securities	200,402	211,930	223,632	234,595	238,283
Commercial pass-through securities	159,193	162,608	163,402	166,130	166,961

Mortgage-backed securities	380,138	396,237	410,115	425,286	431,065

Total securities held to maturity	$517,819	$538,319	$577,286	$592,430	$598,391

Total securities	$1,189,100	$1,227,470	$1,250,823	$1,278,217	$1,319,823

Supplemental Balance Sheet Highlights (Dollars in Thousands, Unaudited)	At
	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
Loan portfolio composition:
Residential first mortgage loans	$562,466	$584,156	$605,203	$620,867	$618,409
Home equity loans and lines of credit	83,305	85,799	89,566	90,610	91,486

Residential mortgage loans	645,771	669,955	694,769	711,477	709,895
Multifamily mortgage loans	1,295,207	1,142,908	1,040,293	1,044,180	972,020
Nonresidential and mixed use mortgage loans	932,616	916,769	820,673	837,758	799,909

Commercial mortgage loans	2,227,823	2,059,677	1,860,966	1,881,938	1,771,929
Commercial business loans	75,640	87,333	88,207	95,131	97,682
Construction loans	927	2,059	2,038	3,734	3,697
Account loans	2,980	3,012	3,349	3,313	3,368
Other consumer loans	17,501	19,870	22,052	21,642	12,452

Consumer loans	20,481	22,882	25,401	24,955	15,820

Total loans, excluding yield adjs	2,970,642	2,841,906	2,671,381	2,717,235	2,599,023
Unamortized yield adjustments	3,289	3,699	2,606	2,834	2,727

Loans receivable, including yield adjs	2,973,931	2,845,605	2,673,987	2,720,069	2,601,750
Less allowance for loan losses	(26,060)	(25,003)	(24,229)	(23,010)	(20,514)

Net loans receivable	$2,947,871	$2,820,602	$2,649,758	$2,697,059	$2,581,236

Loan portfolio allocation:
Residential first mortgage loans	18.9%	20.6%	22.7%	22.8%	23.8%
Home equity loans and lines of credit	2.8%	3.0%	3.4%	3.3%	3.5%

Residential mortgage loans	21.7%	23.6%	26.0%	26.2%	27.3%
Multifamily mortgage loans	43.6%	40.2%	38.9%	38.4%	37.4%
Nonresidential and mixed use mortgage loans	31.4%	32.3%	30.7%	30.8%	30.8%

Commercial mortgage loans	75.0%	72.5%	69.7%	69.3%	68.2%
Commercial business loans	2.5%	3.1%	3.3%	3.5%	3.8%
Construction loans	0.0%	0.1%	0.1%	0.1%	0.1%
Account loans	0.1%	0.1%	0.1%	0.1%	0.1%
Other consumer loans	0.6%	0.7%	0.8%	0.8%	0.5%

Consumer loans	0.7%	0.8%	1.0%	0.9%	0.6%

Total loans, excluding yield adjs	100.0%	100.0%	100.0%	100.0%	100.0%

Asset quality:
Nonperforming assets:
Accruing loans > 90 days past due	$92	$77	$38	$—	$—
Nonaccrual loans	21,473	21,768	21,017	28,275	20,966

Total nonperforming loans	21,565	21,845	21,055	28,275	20,966
Other real estate owned	2,037	1,356	826	1,475	2,313

Total Nonperforming assets	$23,602	$23,201	$21,881	$29,750	$23,279

Nonperforming loans (% total loans)	0.72%	0.77%	0.79%	1.04%	0.81%
Nonperforming assets (% total assets)	0.51%	0.51%	0.49%	0.66%	0.53%

Allowance for loan losses (ALLL):
ALLL to total loans	0.88%	0.88%	0.91%	0.85%	0.79%
ALLL to nonperforming loans	120.84%	114.46%	115.07%	81.38%	97.84%
Net charge offs	$198	$354	$827	$93	$591
Average net charge off rate (annualized)	0.03%	0.05%	0.12%	0.01%	0.09%

Supplemental Balance Sheet Highlights (Dollars in Thousands, Unaudited)	At
	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
Funding by type:
Deposits
Non-interest-bearing deposits	$240,367	$251,141	$238,751	$226,700	$213,242
Interest-bearing demand	768,556	750,126	732,633	717,603	728,815
Savings and club	519,257	514,909	516,023	520,826	514,935
Certificates of deposit	1,217,837	1,217,784	1,207,426	1,195,644	1,126,193

Interest-bearing deposits	2,505,650	2,482,819	2,456,082	2,434,073	2,369,943

Total deposits	2,746,017	2,733,960	2,694,833	2,660,773	2,583,185

Borrowings:
Federal Home Loan Bank advances	665,742	600,765	578,788	585,317	585,347
Depositor sweep accounts	36,107	32,624	35,635	33,003	35,062

Total borrowings	701,849	633,389	614,423	618,320	620,409

Total funding	$3,447,866	$3,367,349	$3,309,256	$3,279,093	$3,203,594

Loans as a % of deposits	107.6%	103.3%	98.5%	101.4%	99.9%
Deposits as a % of total funding	79.6%	81.2%	81.4%	81.1%	80.6%
Borrowings as a % of total funding	20.4%	18.8%	18.6%	18.9%	19.4%
Funding by source:
Retail funding
Non-interest-bearing deposits	$240,367	$251,141	$238,751	$226,700	$213,242
Interest-bearing demand	544,487	527,511	508,528	493,831	482,200
Savings and club	519,257	514,909	516,023	520,826	514,935
Certificates of deposit	1,113,073	1,119,922	1,109,203	1,097,414	1,017,879

Total retail deposits	2,417,184	2,413,483	2,372,505	2,338,771	2,228,256
Depositor sweep accounts	36,107	32,624	35,635	33,003	35,062

Total retail funding	$2,453,291	$2,446,107	$2,408,140	$2,371,774	$2,263,318

Wholesale funding:
Interest-bearing demand	$224,069	$222,615	$224,105	$223,772	$246,615
Certificates of deposit (listing service)	96,516	89,608	89,857	89,857	89,857
Certificates of deposit (brokered)	8,248	8,254	8,366	8,373	18,457

Total wholesale deposits	328,833	320,477	322,328	322,002	354,929
FHLB Advances	665,742	600,765	578,788	585,317	585,347

Total wholesale funding	994,575	921,242	901,116	907,319	940,276

Total funding	$3,447,866	$3,367,349	$3,309,256	$3,279,093	$3,203,594

Retail funding as a % of total funding	71.2%	72.6%	72.8%	72.3%	70.6%
Wholesale funding as a % of total funding	28.8%	27.4%	27.2%	27.7%	29.4%

Summary Income Statement (Dollars and Shares in Thousands, Except Per Share Data, Unaudited)	For the three months ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2016	2016	2016	2016	2015
Interest income
Loans	$27,407	$25,697	$25,698	$25,585	$24,641
Mortgage-backed securities	3,779	3,937	4,032	4,296	4,409
Debt securities:
Taxable	2,146	2,040	1,990	1,988	1,845
Tax-exempt	562	551	551	551	555
Other interest-earning assets	421	581	496	462	374

Total Interest Income	34,315	32,806	32,767	32,882	31,824

Interest expense
Deposits	5,410	5,361	5,140	4,932	4,529
Borrowings	3,289	3,424	3,400	3,486	3,357

Total interest expense	8,699	8,785	8,540	8,418	7,886

Net interest income	25,616	24,021	24,227	24,464	23,938
Provision for loan losses	1,255	1,129	2,046	2,589	3,414

Net interest income after provision for loan losses	24,361	22,892	22,181	21,875	20,524

Non-interest income
Fees and service charges	1,289	663	1,340	794	709
Gain on sale and call of securities	21	—	—	—	2
Gain on sale of loans	459	300	132	156	76
Gain (loss) on sale of real estate owned	12	(15)	24	(48)	(113)
Income from bank owned life insurance	1,321	1,319	1,374	1,390	1,409
Electronic banking fees and charges	270	283	284	244	277
Miscellaneous	74	79	57	77	50

Total non-interest income	3,446	2,629	3,211	2,613	2,410

Non-interest expense
Salaries and employee benefits	11,592	10,909	10,640	10,459	10,381
Net occupancy expense of premises	1,976	1,941	1,813	1,991	1,774
Equipment and systems	2,030	2,048	2,092	2,045	1,614
Advertising and marketing	387	549	490	539	563
Federal deposit insurance premium	339	305	687	684	675
Directors’ compensation	379	225	224	225	181
Miscellaneous	2,670	2,683	1,732	2,710	2,516

Total non-interest expense	19,373	18,660	17,678	18,653	17,704

Income before income taxes	8,434	6,861	7,714	5,835	5,230
Income taxes	2,970	2,194	2,833	1,667	1,433

Net income	$5,464	$4,667	$4,881	$4,168	$3,797

Net income per common share (EPS)
Basic	$0.06	$0.05	$0.05	$0.05	$0.04
Diluted	$0.06	$0.05	$0.05	$0.05	$0.04

Dividends paid
Cash dividends paid per common share	$0.02	$0.02	$0.02	$0.02	$0.02
Cash dividends paid	$1,687	$1,710	$1,792	$1,793	$1,789
Dividend payout ratio	30.9%	36.6%	36.7%	43.0%	47.1%

Weighted average number of common shares outstanding
Basic	85,174	86,246	89,443	89,690	89,640
Diluted	85,258	86,304	89,481	89,724	89,674

Average Balance Sheet Data (Dollars in Thousands, Unaudited)	For the three months ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2016	2016	2016	2016	2015
Assets
Interest-earning assets:
Loans receivable, including loans held for sale	$2,899,794	$2,697,096	$2,682,755	$2,564,753	$2,496,324
Mortgage-backed securities	673,569	695,876	705,962	730,810	751,576
Debt securities:
Tax-exempt	112,221	109,625	109,691	109,798	111,611
Taxable	419,966	442,233	459,731	474,547	495,982

Total debt securities	532,187	551,858	569,422	584,345	607,593
Other interest-earning assets	71,072	204,621	191,129	135,872	167,476

Total interest-earning assets	4,176,622	4,149,451	4,149,268	4,015,780	4,022,969
Non-interest-earning assets	351,458	359,514	352,841	356,578	358,633

Total assets	$4,528,080	$4,508,965	$4,502,109	$4,372,358	$4,381,602

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Deposits:
Interest-bearing demand	$761,765	$748,516	$726,327	$725,070	$716,008
Savings and club	518,225	515,615	519,055	515,762	510,818
Certificates of deposit	1,224,592	1,215,081	1,200,874	1,177,147	1,099,626

Total interest-bearing deposits	2,504,582	2,479,212	2,446,256	2,417,979	2,326,452
Borrowings:
Federal Home Loan Bank Advances	594,238	577,305	585,085	585,329	586,314
Other borrowings	35,273	33,530	32,183	32,598	39,980

Total borrowings	629,511	610,835	617,268	617,927	626,294

Total interest-bearing liabilities	3,134,093	3,090,047	3,063,524	3,035,906	2,952,746
Non-interest-bearing liabilities:
Non-interest-bearing deposits	245,928	243,964	232,698	217,841	223,451
Other non-interest-bearing liabilities	31,781	47,092	41,577	41,480	39,396

Total non-interest-bearing liabilities	277,709	291,056	274,275	259,321	262,847

Total liabilities	3,411,802	3,381,103	3,337,799	3,295,227	3,215,593
Stockholders’ equity	1,116,278	1,127,862	1,164,310	1,167,131	1,166,009

Total liabilities and stockholders’ equity	$4,528,080	$4,508,965	$4,502,109	$4,462,358	$4,381,602

Average interest-earning assets to average interest-bearing liabilities	133.26%	134.28%	135.44%	135.24%	136.25%

Performance Ratio Highlights	For the three months ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2016	2016	2016	2016	2015
Average yield on interest-earning assets:
Loans receivable, including loans held for sale	3.78%	3.81%	3.83%	3.85%	3.95%
Mortgage-backed securities	2.24%	2.26%	2.28%	2.35%	2.35%
Debt securities:
Tax-exempt	2.00%	2.01%	2.01%	2.01%	1.99%
Taxable	2.04%	1.85%	1.73%	1.68%	1.49%

Total debt securities	2.04%	1.88%	1.79%	1.74%	1.58%
Other interest-earning assets	2.37%	1.14%	1.04%	1.36%	0.90%

Total interest-earning assets	3.29%	3.16%	3.16%	3.20%	3.16%

Average cost of interest-bearing liabilities:
Deposits:
Interest-bearing demand	0.62%	0.63%	0.62%	0.60%	0.57%
Savings and club	0.12%	0.15%	0.16%	0.16%	0.17%
Certificates of deposit	1.33%	1.31%	1.27%	1.23%	1.20%

Total interest-bearing deposits	0.86%	0.87%	0.84%	0.82%	0.78%
Borrowings:
Federal Home Loan Bank Advances	2.20%	2.35%	2.30%	2.35%	2.25%
Other borrowings	0.29%	0.42%	0.50%	0.51%	0.53%

Total borrowings	2.09%	2.24%	2.20%	2.26%	2.14%

Total interest-bearing liabilities	1.11%	1.14%	1.12%	1.11%	1.07%
Interest rate spread (1)	2.18%	2.02%	2.04%	2.09%	2.09%
Net interest margin (2)	2.45%	2.32%	2.34%	2.38%	2.38%

Non-interest income to average assets (annualized)	0.30%	0.23%	0.29%	0.23%	0.22%
Non-interest expense to average assets (annualized)	1.71%	1.66%	1.57%	1.67%	1.62%

Efficiency ratio	66.66%	70.02%	64.43%	68.89%	67.19%

Return on average assets (annualized)	0.48%	0.41%	0.43%	0.37%	0.35%
Return on average equity (annualized)	1.96%	1.66%	1.68%	1.43%	1.30%

(1)	Interest income divided by average interest-earning assets less interest expense divided by average interest-bearing liabilities
(2)	Net interest income divided by average interest-earning assets
(3)	Non-interest expense divided by the sum of net interest income and non-interest income